Exhibit 4.1

[GRAPHIC LOGO]

NUMBER _________	SHARES ____________

MAJESCO

INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

COMMON STOCK

 SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP _______________

[SPECIMEN]

This Certifies that _________________________________________

is the record holder of ______________________________________

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.002 PAR VALUE PER SHARE OF

MAJESCO (the “Corporation”)

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

In witness whereof, the Corporation has caused this certificate to be signed by facsimile signatures of its duly authorized officers.

Dated:________________________		Countersigned and registered: (Transfer Agent) Transfer Agent and Registrar By:____________________ Title:___________________

CHAIRMAN	SECRETARY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT -	Custodian ________
TEN ENT –	as tenants by the entireties		(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act _____________ (State)

Additional Abbreviations may also be used though not in the above list.

Majesco

The Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Amended and Restated Articles of Incorporation of the Corporation and all amendments, restatements, amendments and restatements and supplements thereto and resolutions of the Board of Directors, any related certificate or other instrument authorized thereby providing for the issue of preferred stock (copies of which may be obtained from the secretary of the Corporation) and all the provisions of the Amended and Restated Bylaws of the Corporation and all amendments, restatements, amendments and restatements and supplements thereto, to all of which the holder of this certificate by acceptance hereof assents.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL OR ZIP CODE, OF ASSIGNEE(S))

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________________

attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

	Notice:	The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO U.S. SECURITIES AND EXCHANGE COMMISSION RULE 17Ad-15).